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                                                                   EXHIBIT 23.1




                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors and Shareholders
SPSS Inc.:


We consent to the incorporation by reference in the registration statements (Nos. 333-41207, 333-21025, and 333-10423) on Form S-3, the registration statements (Nos. 33-73120, 33-73130, 33-74402, 33-80799, 333-63167, and
333-25869) on Form S-8, and the registration statement (No. 333-15427) on Form S-4 of SPSS Inc. of our report dated February 17, 1999, relating to the consolidated balance sheets of SPSS Inc. and subsidiaries as of December 31, 1997 and 1998, and the related consolidated statements of income, comprehensive income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1998, and the related consolidated financial statement schedule which report appears in the December 31, 1998 annual report on Form 10-K of SPSS Inc.


                                                     /s/KPMG LLP



Chicago, Illinois
March 30, 1999